EXHIBIT 10.63

        AMENDMENT NO. 3 TO CANADIAN FIVE-YEAR CREDIT AGREEMENT

         AMENDMENT dated as of December 16, 1998 to the Five-Year Canadian Credit Agreement dated as of December 22, 1997 (as amended by Amendment No. 1 to Canadian Five-Year Credit Agreement dated as of March 31, 1998 and Amendment No. 2 to Canadian Five-Year Credit Agreement dated as of August 31, 1998, the "Agreement") among IMC Kalium Canada Ltd., International Minerals & Chemical (Canada) Global Limited and International Minerals & Chemical (Canada) Limited Partnership (collectively, the "Borrowers"), IMC Global Inc. (the "Guarantor"), the Banks listed on the signature pages hereof (the "Banks") and Royal Bank of Canada, as Agent (the "Agent").

                        W I T N E S S E T H:

         WHEREAS, the parties hereto desire to amend the Agreement as specified below;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

         SECTION 2. Amendments to Definitions. Section 1.1 of the Agreement is amended by inserting, in their appropriate alphabetical position, the following definitions:

         "IMC Inorganic Chemicals Inc." means IMC Inorganic Chemicals Inc., a Delaware corporation, formerly known as Harris Chemical Group, Inc.

         "PLP" means Phosphate Resource Partners Limited Partnership, a Delaware limited partnership and its successors.

         SECTION 3. Amendment to Borrowings Condition. Section 3.2 of the Agreement is amended by amending and restating subparagraph (d) thereof in its entirety as follows:

         (d)	the fact that the representations and warranties (other
than (i) the representations and warranties set forth in clauses 4.1(d)(ii) and 4.2(b)(ii) in the case of a Borrowing which does not result in an increase in the sum of the aggregate outstanding principal amount of the Loans, the aggregate Bankers' Acceptance Obligations and the aggregate Letter of Credit Liabilities and (ii) the representations and warranties set forth in clauses 4.1(1) and 4.2(b)(vii) in the case of any Borrowing after December 3l, 2000) of the Borrowers and the Guarantor contained in this Agreement shall be true on and as of the date of such Borrowing or issuance of such Letter of Credit.

                  SECTION 4.  Amendment to Representations and
Warranties.

    (a)	Article 4 of the Agreement is amended by adding a new Section
4.1(1) immediately after Section 4.1(k) thereof, to read in its entirety as follows:

         4.1(1). Year 2000. Any reprogramming required to permit the proper functioning, in and following year 2000, of (a) each of the Borrower's material computer systems and (b) material equipment containing embedded microchips (including systems and equipment supplied by others or with which any of the Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed in a timely fashion. The cost to each Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to each of the Borrowers (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of each of the Borrowers and their Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement, to be sufficient to permit each of the Borrowers to conduct its business without Material Adverse Effect.

    (b) Article 4 of the Agreement is amended by adding a new Section 4.2(b)(vii) immediately after Section 4.2(b)(vi) thereof, to read in its entirety as follows:

         4.2(b)(vii). Year 2000. Any reprogramming required to permit the proper functioning, in and following year 2000, of (a) the Guarantor's computer systems and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Guarantor's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed in a timely fashion. The cost to the Guarantor of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Guarantor (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Guarantor and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement, to be sufficient to permit the Guarantor to conduct its business without Material Adverse Effect.

         SECTION 5.  Amendment to Debt of Subsidiaries Covenant.
Section 5.2(g) of the Agreement is amended and restated in its entirely as follows:

         SECTION 5.2(g). Debt of Subsidiaries. Total Debt of all Subsidiaries of the Guarantor (excluding Debt (i) of a Subsidiary owing to the Guarantor, (ii) of a Subsidiary owing to a Substantially-Owned Consolidated Subsidiary, (iii) of an "Eligible Subsidiary" as defined in the Guarantor's Credit Agreement, (iv) of PLP in an aggregate principal amount not exceeding (U.S.) $300,000,000 outstanding on the Effective Date (but not any refinancing thereof), (v) of Harris Chemical North America, Inc. and its Subsidiaries arising out of the Argus Utilities sale-leaseback transaction in an aggregate principal amount not exceeding (U.S.) $71,000,000, or (vi) of IMC Inorganic Chemicals Inc., formerly known as Harris Chemical Group, Inc., and its Subsidiaries in an aggregate principal amount not exceeding UK50,000,000) will not at any date exceed 25% of Consolidated Net Worth (calculated as of the last day of the fiscal quarter most recently ended on or prior to such date). For purposes of this Section any preferred stock of a Consolidated Subsidiary (other than the Series E Preferred Stock) held by a Person other than the Guarantor or a Substantially-Owned Consolidated Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in the "Debt" of such Consolidated Subsidiary.

         SECTION 6.  Representations and Warranties.

         (a)	IMC Kalium represents and warrants for itself, and only
with respect to itself, and IMC Canada and IMC Partnership jointly and severally represent and warrant for themselves, and only with respect to themselves, that as of the date hereof and after giving effect hereto:

               (i)	no Default has occurred and is continuing; and

               (ii)	each representation and warranty of IMC Kalium and
IMC Canada and IMC Partnership, as applicable, set forth in the Agreement is true and correct as though made on and as of the date hereof.

         (b)	The Guarantor represents and warrants that as of the
date hereof and after giving effect hereto:

               (i)	no Default has occurred and is continuing; and

               (ii)	each representation and warranty of the Guarantor
set forth in the Agreement is true and correct on and as of the date hereof.

         SECTION 7. Confirmation of Guarantee. The Guarantor hereby acknowledges and agrees to the foregoing amendments to the Agreement and expressly confirms that the guarantee provided by the Guarantor pursuant to Article 9 of the Agreement and the liability of the Guarantor thereunder remains in full force and effect notwithstanding the amendments to the Agreement made pursuant hereto.

         SECTION 8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Province of Ontario.

         SECTION 9. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrowers and the Guarantor and the Required Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

IMC GLOBAL INC., as Guarantor

By: /s/ E. Paul Dunn, Jr.
Name: E. Paul Dunn, Jr.
Title: Treasurer


ROYAL BANK OF CANADA, as Agent

By: /s/ Joan E. Carstairs
Name: Joan E. Carstairs
Title: Senior Manager


ROYAL BANK OF CANADA, as Bank

By: /s/ Glenn S. Graves
Name: Glenn S. Graves
Title: Senior Account Manager


BANK OF MONTREAL, as Bank and Co-Agent

By: /s/ Ian M. Plester
Name: Ian M. Plester
Title: Director


FIRST CHICAGO NBD BANK, CANADA, as Bank

By: /s/ T. Thomas Cheng
Name: T. Thomas Cheng
Title: First Vice President

J.P. MORGAN CANADA, as Bank and Co-Agent

By: /s/ John Maynard
Name: John Maynard
Title: Vice President and Controller

THE CHASE MANHATTAN BANK OF CANADA, as Bank

By: /s/ Christine Chan
Name: Christine Chan
Title: Vice President

By: /s/ Ed Sustar
Name: Ed Sustar
Title: Vice President


IMC KALIUM CANADA LTD., as Borrower

By: /s/ Rose Marie Williams
Name: Rose Marie Williams
Title: Secretary


INTERNATIONAL MINERALS & CHEMICAL (CANADA) GLOBAL LIMITED, as Borrower

By: /s/ John U. Huber
Name: John U. Huber
Title: President


INTERNATIONAL MINERALS &	CHEMICAL (CANADA) LIMITED PARTNERSHIP, by its
general partner, International Minerals & Chemical (Canada) Global
Limited, as Borrower

By: /s/ John U. Huber
Name: John U. Huber
Title: President